April 19, 2001


                                                                    NEWS RELEASE


REGIONS FINANCIAL CORP.



                           REGIONS ANNOUNCES EARNINGS

Regions Financial Corporation today announced earnings for the first quarter of 2001. Operating income totaled $122.8 million or $.57 per diluted share, compared to $128.2 million or $.58 for the first quarter of 2000. Net income in 2000 includes a non-recurring net after-tax gain of $17.8 million resulting from the sale of Regions' credit card portfolio and sales of securities. Net income totaled $122.8 million or $.57 per diluted share and $146.0 million or $.66 per diluted share for the first quarters of 2001 and 2000, respectively.

At the end of the first quarter of 2001, Regions completed the acquisition of Morgan Keegan, Inc., which is headquartered in Memphis, Tennessee, and operates 54 offices throughout the South. Morgan Keegan & Company, Inc., one of the South's largest and leading investment firms, will continue to operate under its existing name and management team. Regions will consolidate its brokerage operations into Morgan Keegan.

Carl E. Jones, Jr., president and chief executive officer of Regions, said, "We are very pleased to be affiliated with Morgan Keegan. Our existing retail and small business franchise, combined with Morgan Keegan's brokerage, fixed income and capital markets capabilities, creates one of the premiere financial services companies in the South. During the first half of 2001 we are beginning the transformation of Regions into a more comprehensive full-service provider of financial services."

At March 31, 2001, assets reflected an 11% increase over the same period last year with loans increasing 7%. Regions' equity-to-assets ratio rose to 8.24% at the end of the first quarter of 2001. The net interest margin (taxable equivalent basis) increased to 3.69% in the first quarter of 2001 compared to 3.51% in the fourth quarter of last year. In the first quarter of 2001, net loan losses declined to .30% (annualized) of average loans, from .44% (annualized) in the fourth quarter of last year.

"We are pleased to see positive results from our continued focus on on-going initiatives, even with the challenges presented by a slowing economy. As expected, our net interest margin continued to improve and our loan losses continued to be among the lowest in the industry. Our recent acquisition of Morgan Keegan will help to better diversify our revenue stream in the future," Jones said.

Regions Financial Corporation, with $46.1 billion in assets, ranks among the 25 largest financial services companies in the nation. Serving customers throughout the South, it provides traditional commercial and retail banking services and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance, leasing and mortgage banking. Its banking affiliate, Regions Bank, offers banking services from more than 680 banking offices in Alabama, Arkansas, Florida, Georgia, Louisiana, South Carolina, Tennessee and Texas. Regions provides investment and brokerage services from more than 54 offices of Morgan Keegan & Company, Inc., one of the South's largest investment firms. Regions ranks on both the Forbes 500 and the Fortune 500 listing of America's largest companies; its common stock is traded in the Nasdaq National Market System under the symbol RGBK.

                               Continued Next Page

April 19, 2001
Page Two

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                           Three Months Ended
                                                                                                 March 31
                                                                         ---------------------------------------------------------
Earnings                                                                       2001                  2000                Change
                                                                          --------------        --------------       -------------
Operating income*                                                         $      122,752        $      128,203             -4%
Net income                                                                $      122,752        $      146,005            -16%

Per share:
 Operating income*                                                        $         0.57        $         0.58             -2%
 Operating income--diluted*                                               $         0.57        $         0.58             -2%
 Net income                                                               $         0.57        $         0.66            -14%
 Net income--diluted                                                      $         0.57        $         0.66            -14%
 Net income--cash basis (1)                                               $         0.61        $         0.69            -12%
 Net income--diluted cash basis (1)                                       $         0.60        $         0.68            -12%
 Cash dividends declared                                                  $         0.28        $         0.27              4%

                                                                                                   March 31
                                                                          --------------------------------------------------------
Financial Condition                                                            2001                  2000                Change
                                                                          --------------        --------------       -------------

Total assets                                                              $   46,143,235        $   41,418,403             11%
Loans, net of unearned income                                             $   31,123,240        $   29,081,287              7%
Securities                                                                $    8,529,142        $    9,131,856             -7%
Total earning assets                                                      $   42,057,171        $   38,703,014              9%
Total deposits                                                            $   31,182,863        $   31,954,383             -2%
Stockholders' equity                                                      $    3,801,459        $    3,140,734             21%
Stockholders' equity per share                                            $        16.64        $        14.25             17%

Selected Ratios

Return on average stockholders' equity based on
  operating income*                                                                14.82%                16.60%
Return on average stockholders' equity based on
  net income                                                                       14.82%                18.90%
Return on average total assets based on
  operating income*                                                                 1.15%                 1.21%
Return on average total assets based on
  net income                                                                        1.15%                 1.38%
Stockholders' equity to total assets                                                8.24%                 7.58%
Allowance for loan losses as a percentage
  of loans, net of unearned income                                                  1.23%                 1.21%
Loans, net of unearned income, to
  total deposits                                                                   99.81%                91.01%


*In 2000 excludes gain on sale of credit card portfolio of $67.2 million pretax ($44.0 million after tax or $.20 per diluted share) and loss on sale of securities of $40.0 million pretax ($26.2 million after tax or $.12 per diluted share).

(1) Net income excluding the amortization of excess purchase price.


For additional information, visit Regions' Web site at http://www.regions.com or contact Ronald C. Jackson, Senior Vice President and Director of Investor Relations, Regions Financial Corporation, Telephone 205/326-7374.


                               Continued Next Page

April 19, 2001
Page Three


Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of increasing interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

           FINANCIAL SUPPLEMENT TO FIRST QUARTER 2001 EARNINGS RELEASE


SUMMARY

Net income for the first quarter of 2001 totaled $122.8 million or $.57 per diluted share, compared to net income of $128.4 million or $.58 per diluted share in the fourth quarter of 2000 and net income of $146.0 million or $.66 per diluted share in the first quarter of 2000. Operating income for the first quarter of 2000, which excludes a net after-tax gain of $17.8 million resulting from the sale of Regions' credit card portfolio and sales of securities during the first quarter of 2000, totaled $128.2 million or $.58 per diluted share.

First quarter 2001 financial performance, compared to the prior quarter, was favorably impacted by increased net interest income, decreased non-interest expense, and a lower provision for loan losses. Partially offsetting these improvements was a higher effective tax rate and lower non-interest income. Loan balances declined slightly in the first quarter as compared to fourth quarter 2000. Core deposits increased at a 1.4% annualized rate during the first quarter.

On March 30, 2001, Regions completed the acquisition of Morgan Keegan, Inc., one of the South's largest and leading investment firms. Morgan Keegan is reflected in Regions' March 31, 2001 consolidated statement of condition, but had no effect on Regions' consolidated income statement for the first quarter of 2001.

BALANCE SHEET CHANGES

Loan balances declined slightly (less than 1%) in the first quarter, using linked-quarter average balances, excluding the effect of acquisitions, reflecting an overall slowing of the economy. Declines in real estate mortgage loans were partially offset by growth in the commercial and industrial category. On a year-over-year comparison, loans grew 7%, with internal growth accounting for 6% of the growth and 1% attributable to acquisitions.

On a linked-quarter annualized basis, excluding the effect of acquisitions, average earning assets decreased 2% (somewhat more than loans) because a portion of the maturities from the securities portfolio continue to be used to reduce short-term wholesale funding. Concurrently with the adoption of FASB #133, Regions reclassified significantly all of its investment securities to securities available for sale to provide additional flexibility in managing its securities portfolio.

Core deposits, which exclude wholesale deposit funding sources, increased at a 1% annualized rate during the first quarter. Interest-bearing checking accounts reflected some growth, with retail certificates of deposit, money market and savings accounts reflecting a decline.

Regions continued to reduce its reliance on wholesale deposits and short-term borrowings for funding sources during the first quarter of 2001, with funding from these sources declining $926 million or 54% annualized over fourth quarter 2000 levels based on average balances. The increase in average long-term borrowings during the first quarter reflects the additional $500 million of

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2001 EARNINGS RELEASE
PAGE 2


subordinated debentures and $287 million of trust preferred securities, which were issued in the first quarter 2001.

OPERATING PERFORMANCE

Total revenues (defined as net interest income on a taxable equivalent basis plus non-interest income, excluding securities transactions) increased $7.5 million or 6% annualized on a linked-quarter annualized basis compared to fourth quarter 2000. Taxable equivalent net interest income increased $9.2 million while non-interest income declined $1.7 million.

Net interest income (taxable equivalent) increased $9.2 million due to a 18 basis point (bps.) improvement in the net interest margin offset by a modest decline in earning assets. The yield on interest-earning assets declined 1 bps. this quarter, while the rate on interest-bearing liabilities declined 21 bps. Regions continues to benefit from the conversion of interest income on mortgage-related assets to nontaxable status. During the fourth quarter of 2000, Regions recapitalized one of its subsidiaries, which resulted in the conversion of previously taxable interest income to nontaxable status to Regions. Excluding the effect of the recapitalization of the subsidiary, which holds the mortgage-related assets, the first quarter net interest margin would have been 3.54%.

Total first quarter non-interest income decreased $1.7 million over fourth quarter levels. Service charges on deposit accounts continued to reflect consistent growth--up $2.0 million over fourth quarter, a reflection of continuing pricing and management initiatives in this area. Trust fees were flat compared to fourth quarter 2000. Mortgage servicing and origination fees in the first quarter were up $2.0 million over the fourth quarter, primarily due to higher levels of production. Single-family mortgage production was $737 million in the first quarter, compared to $437 million in fourth quarter 2000. Regions mortgage servicing portfolio totaled $21.1 billion at March 31, 2001, compared to $21.6 billion at December 31, 2000. Other non-interest income decreased $5.7 million over fourth quarter 2000 levels. Fourth quarter non-interest income included $12.2 million in gains from Regions' ongoing strategy of exiting certain mortgage servicing portfolios. Other areas of non-interest income that were stronger in the first quarter of 2001, compared to fourth quarter 2000, were insurance fees, capital market fees and other customer fees.

Total non-interest expense decreased $9.2 million or 12% compared to fourth quarter 2000 levels. Salaries and employee benefits increased $8.9 million, reflecting seasonally higher payroll tax expense, increased incentive compensation costs and compensation expenses of approximately $3.2 million added by the Rebsamen Insurance acquisition in February 2001. Occupancy and furniture and equipment expense decreased $4.2 million in the first quarter due to lower maintenance costs, property taxes and computer depreciation. Other non-interest expense decreased $13.9 million in the first quarter, compared to fourth quarter 2000, resulting from decreases in a number of expense categories, including, advertising and promotion, legal and professional fees, licenses, travel and business development, stationery and supplies, foreclosure expenses and fraud and other non-credit losses. First quarter 2001 non-interest expense includes approximately $2.1 million in costs related to Regions continuing branch rationalization initiatives.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2001 EARNINGS RELEASE
PAGE 3



The provision for loan losses in the first quarter of 2001 was $28.5 million or 0.37% annualized of average loans. Net loan charge-offs for the first quarter of 2000 were $23.4 million (0.30% of average loans annualized), compared to $34.6 million (0.44% of average loans annualized) in the fourth quarter of 2000 and $16.4 million (0.23% of average loans annualized) in the first quarter of last year. The lower level of net loan charge-offs in the first quarter of 2001 is due primarily to lower commercial loan losses, compared to fourth quarter of 2000.

Total non-performing assets at March 31, 2001 were $267.6 million or 0.86% of loans and other real estate, an increase from the $238.8 million or 0.76% of loans and other real estate at December 31, 2000. Non-accrual loans increased $29.6 million in the first quarter and other real estate increased slightly. Loans past due 90 days increased to $40.9 million at March 31, 2001, from $35.9 million at December 31, 2000.

The effective tax rate increased in the first quarter of 2001, primarily due to a decline in amount of tax benefits associated with the recapitalization of one of Regions' subsidiaries attributable to the quarter. During the fourth quarter of 2000, Regions recapitalized this subsidiary, which resulted in a reduction in taxable income of this subsidiary attributable to Regions. All of the 2000 benefit of this recapitalization was realized in the fourth quarter. The benefit to Regions of reduced taxable income of this subsidiary attributable to Regions is expected to continue to result in a lower effective tax rate applicable to consolidated income before taxes of Regions for each of the next several quarters. Regions' effective tax rate applicable to consolidated income before taxes for each of the next several quarters will be dependent upon a number of factors, including, but not limited to, the amount of assets in the subsidiary, the yield of the assets in the subsidiary, the cost of funding the subsidiary, possible loan losses in the subsidiary, the level of expenses of the subsidiary, the level of income attributable to obligations of states and political subdivisions, and various other factors. Based on management's best estimate, the effective tax rate applicable to consolidated income before taxes for each of the next several quarters is expected to range from 28% to 31%.

ACQUISITION ACTIVITY

On March 30, 2001 Regions completed the acquisition of Morgan Keegan, Inc., one of the South's largest investment firms. This transaction, accounted for as a purchase, added $2.0 billion in assets and generated $526 million in excess purchase price. As a part of the Morgan Keegan transaction, Regions issued approximately 20.4 million shares of common stock (including shares from treasury) and paid $203 million in cash to the Morgan Keegan shareholders.

Also during the first quarter of 2001, Regions acquired for cash Rebsamen Insurance, Inc., a full-line general insurance brokerage firm. The Rebsamen agency generates over $26 million in revenues annually and services commercial and retail customers primarily in Arkansas, but throughout the southeastern and southwestern United States. Approximately 70% of Rebsamen's business is commercial property and casualty insurance. Other business lines include life, group, personal lines, aviation, claims and third-party administration.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2001 EARNINGS RELEASE
PAGE 4


Acquisitions completed since March 31, 2000 include the following (in thousands):

                                                                   Total         Total      Accounting
Date            Company Acquired                Total Assets       Loans        Deposits      Method         Offices
----            ----------------                ------------       -----        --------    -----------      -------
May 2000        Five Branches in Fort Smith,      $  186,361      $115,172      $185,745       Purchase          5
                Arkansas

August 2000     Heritage Bancorp, Inc. of         $  114,370      $ 79,550      $106,791       Purchase          6
                Hutto, Texas

August 2000     First National Bancshares of      $  303,793      $135,293      $209,001       Purchase          7
                Louisiana, Inc. headquartered
                in Alexandria, Louisiana

September 2000  East Coast Bank Corporation       $  107,779      $ 51,664      $ 98,173       Purchase          3
                of Ormond Beach, Florida

February 2001   Rebsamen Insurance, Inc.,         $   32,082           N/A           N/A       Purchase          4
                headquartered in Little Rock,
                Arkansas

March 2001      Morgan Keegan, Inc.,              $2,008,179           N/A           N/A       Purchase         54
                headquartered in Memphis,
                Tennessee
                                                  ----------      --------      --------                      ----
                Totals                            $2,752,564      $381,679      $599,710                        79
                                                  ==========      ========      ========                      ====

No acquisitions were pending as of March 31, 2001, but as a part of its ongoing business strategy, Regions continually evaluates business combination opportunities.

STOCK BUYBACK PROGRAM

During the first quarter of 2001, Regions repurchased approximately 11.9 million shares, all of which were reissued in connection with the Morgan Keegan transaction. No shares were repurchased under Regions general buyback program during first quarter 2001.

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. Regions' management believes that these forward-looking statements are reasonable, however, you should not place undue reliance on these statements as they are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

FINANCIAL SUPPLEMENT TO
FIRST QUARTER 2001 EARNINGS RELEASE
PAGE 5

The words "believe", "expect", "anticipate", "project", and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors which may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the Southeast in general and in the communities we serve in particular may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (e) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors which may affect the accuracy of our projections are specific to Regions, including: (I) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.


For questions or additional information, please contact Ronald C. Jackson at
(205) 326-7374 or Kenneth W. Till at (205) 326-7605.

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)



                                                           3/31/99              6/30/99             9/30/99              12/31/99
                                                        -----------         ------------         ------------         ------------
ASSETS
Cash and due from banks                                 $  1,243,942         $  1,350,476         $  1,249,061         $  1,393,418
Interest-bearing deposits in other banks                      75,492               77,255               48,228                9,653
Investment securities                                      3,480,541            3,327,552            3,560,934            4,054,279
Securities available for sale                              5,489,283            5,512,854            5,938,836            6,858,765
Trading account assets                                        24,447               23,982               19,929               14,543
Mortgage loans held for sale                               1,046,924            1,266,412            1,227,275              567,131
Federal funds sold and securities purchased
    under agreement to resell                                 49,089               58,192               90,462               66,078
Loans                                                     25,602,677           26,621,557           27,587,448           28,221,240
Unearned income                                              (62,441)             (68,872)             (75,976)             (76,565)
                                                        ------------         ------------         ------------         ------------
      Loans, net of unearned income                       25,540,236           26,552,685           27,511,472           28,144,675
Allowance for loan losses                                   (330,151)            (326,982)            (330,679)            (338,375)
                                                        ------------         ------------         ------------         ------------
      Net Loans                                           25,210,085           26,225,703           27,180,793           27,806,300
Premises and equipment                                       559,241              571,564              575,139              580,707
Interest receivable                                          297,737              302,125              293,467              306,707
Due from customers on acceptances                             73,036               54,339               29,614               72,098
Other assets                                               1,051,946            1,016,127            1,015,426              984,716
                                                        ------------         ------------         ------------         ------------
                                                        $ 38,601,763         $ 39,786,581         $ 41,229,164         $ 42,714,395
                                                        ============         ============         ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                                $  4,473,304         $  4,569,264         $  4,624,868         $  4,419,693
    Interest-bearing                                      24,657,747           23,857,947           25,179,180           25,569,401
                                                        ------------         ------------         ------------         ------------
      Total Deposits                                      29,131,051           28,427,211           29,804,048           29,989,094
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase                 2,506,805            3,922,436            4,158,091            5,614,613
      Commercial paper                                        56,750               56,750               59,250               56,750
      Other short-term borrowings                          2,934,584            3,457,604            3,436,292            1,953,622
                                                        ------------         ------------         ------------         ------------
         Total Short-term Borrowings                       5,498,139            7,436,790            7,653,633            7,624,985
    Long-term borrowings                                     497,430              388,377              371,148            1,750,861
                                                        ------------         ------------         ------------         ------------
      Total Borrowed Funds                                 5,995,569            7,825,167            8,024,781            9,375,846
Bank acceptances outstanding                                  73,036               54,339               29,614               72,098
Other liabilities                                            283,586              348,423              350,784              212,245
                                                        ------------         ------------         ------------         ------------
      Total Liabilities                                   35,483,242           36,655,140           38,209,227           39,649,283

Stockholders' equity:
    Common stock                                             139,944              140,012              140,107              137,897
    Surplus                                                1,167,184            1,167,994            1,169,324            1,022,825
    Undivided profits                                      1,813,790            1,893,778            1,969,670            2,044,209
    Treasury Stock                                               (34)                 (34)            (172,056)                   0
    Unearned restricted stock                                 (6,294)              (5,765)              (5,236)              (4,719)
    Accumulated other comprehensive income (loss)              3,931              (64,544)             (81,872)            (135,100)
                                                        ------------         ------------         ------------         ------------
         Total Stockholders' Equity                        3,118,521            3,131,441            3,019,937            3,065,112
                                                        ------------         ------------         ------------         ------------

                                                        $ 38,601,763         $ 39,786,581         $ 41,229,164         $ 42,714,395
                                                        ============         ============         ============         ============


REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CONDITION
(Dollar Amounts in Thousands)

                                                                           3/31/00               6/30/00              9/30/00
                                                                         ------------         ------------         ------------

ASSETS
Cash and due from banks                                                  $  1,038,303         $  1,140,766         $  1,076,869
Interest-bearing deposits in other banks                                       51,875                2,202                2,449
Investment securities                                                       3,602,979            3,626,457            3,607,520
Securities available for sale                                               5,528,877            5,619,226            5,545,803
Trading account assets                                                         24,155               18,652               21,317
Mortgage loans held for sale                                                  351,978              356,801              251,063
Federal funds sold and securities purchased
    under agreement to resell                                                  61,863               72,108              246,556
Loans                                                                      29,164,121           30,479,546           31,299,305
Unearned income                                                               (82,834)             (88,556)             (95,242)
                                                                         ------------         ------------         ------------
      Loans, net of unearned income                                        29,081,287           30,390,990           31,204,063
Allowance for loan losses                                                    (352,998)            (363,475)            (373,699)
                                                                         ------------         ------------         ------------
      Net Loans                                                            28,728,289           30,027,515           30,830,364
Premises and equipment                                                        585,934              588,697              596,900
Interest receivable                                                           300,445              326,815              333,294
Due from customers on acceptances                                              85,624               53,969               24,274
Other assets                                                                1,058,081            1,068,306            1,090,687
                                                                         ------------         ------------         ------------
                                                                         $ 41,418,403         $ 42,901,514         $ 43,627,096
                                                                         ============         ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                                                 $  4,853,155         $  4,573,881         $  4,561,388
    Interest-bearing                                                       27,101,228           27,935,020           27,424,262
                                                                         ------------         ------------         ------------
      Total Deposits                                                       31,954,383           32,508,901           31,985,650
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase                                  3,136,794            2,630,399            1,862,753
      Commercial paper                                                         26,750               36,750               38,750
      Other short-term borrowings                                             725,045            1,816,220            1,620,673
                                                                         ------------         ------------         ------------
         Total Short-term Borrowings                                        3,888,589            4,483,369            3,522,176
    Long-term borrowings                                                    2,032,411            2,370,148            4,392,399
                                                                         ------------         ------------         ------------
      Total Borrowed Funds                                                  5,921,000            6,853,517            7,914,575
Bank acceptances outstanding                                                   85,624               53,969               24,274
Other liabilities                                                             316,662              297,692              342,689
                                                                         ------------         ------------         ------------
      Total Liabilities                                                    38,277,669           39,714,079           40,267,188

Stockholders' equity:
    Common stock                                                              138,857              139,028              139,050
    Surplus                                                                 1,051,634            1,056,452            1,058,291
    Undivided profits                                                       2,130,595            2,196,513            2,264,476
    Treasury Stock                                                            (38,696)             (73,941)             (18,988)
    Unearned restricted stock                                                  (4,216)              (8,088)              (7,673)
    Accumulated other comprehensive income (loss)                            (137,440)            (122,529)             (75,248)
                                                                         ------------         ------------         ------------
         Total Stockholders' Equity                                         3,140,734            3,187,435            3,359,908
                                                                         ------------         ------------         ------------
                                                                         $ 41,418,403         $ 42,901,514         $ 43,627,096
                                                                         ============         ============         ============


                                                              12/31/00             3/31/01
                                                          ------------           ------------
ASSETS
Cash and due from banks                                   $  1,210,872           $  1,043,984
Interest-bearing deposits in other banks                         3,246              1,095,419
Investment securities                                        3,539,202                 44,864
Securities available for sale                                5,454,969              8,484,278
Trading account assets                                          13,437                601,374
Mortgage loans held for sale                                   222,902                466,614
Federal funds sold and securities purchased
    under agreement to resell                                   95,550                241,382
Loans                                                       31,472,656             31,214,746
Unearned income                                                (96,193)               (91,506)
                                                          ------------           ------------
      Loans, net of unearned income                         31,376,463             31,123,240
Allowance for loan losses                                     (376,508)              (381,570)
                                                          ------------           ------------
      Net Loans                                             30,999,955             30,741,670
Premises and equipment                                         598,632                624,841
Interest receivable                                            349,637                310,474
Due from customers on acceptances                              107,912                107,472
Other assets                                                 1,091,979              2,380,863
                                                          ------------           ------------
                                                          $ 43,688,293           $ 46,143,235
                                                          ============           ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
    Non-interest-bearing                                  $  4,512,883           $  4,420,949
    Interest-bearing                                        27,509,608             26,761,914
                                                          ------------           ------------
      Total Deposits                                        32,022,491             31,182,863
Borrowed funds:
    Short-term borrowings:
      Federal funds purchased and securities
        sold under agreement to repurchase                   1,996,812              2,548,869
      Commercial paper                                          27,750                 49,435
      Other short-term borrowings                            1,108,580              1,199,185
                                                          ------------           ------------
         Total Short-term Borrowings                         3,133,142              3,797,489
    Long-term borrowings                                     4,478,027              5,220,594
                                                          ------------           ------------
      Total Borrowed Funds                                   7,611,169              9,018,083
Bank acceptances outstanding                                   107,912                107,472
Other liabilities                                              488,777              2,033,358
                                                          ------------           ------------
      Total Liabilities                                     40,230,349             42,341,776

Stockholders' equity:
    Common stock                                               139,105                142,825
    Surplus                                                  1,058,733              1,214,063
    Undivided profits                                        2,333,285              2,397,684
    Treasury Stock                                             (67,135)                     0
    Unearned restricted stock                                   (6,952)                (6,098)
    Accumulated other comprehensive income (loss)                  908                 52,985
                                                          ------------           ------------
         Total Stockholders' Equity                          3,457,944              3,801,459
                                                          ------------           ------------
                                                          $ 43,688,293           $ 46,143,235
                                                          ============           ============

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                  3/31/99       6/30/99       9/30/99       12/31/99      3/31/00        6/30/00
                                                  --------      --------      --------      --------      ---------      --------

Interest Income:
    Interest and fees on loans                    $512,478      $540,192      $562,484      $586,632      $ 602,957      $633,868
    Interest on securities:
      Taxable interest income                      121,762       128,773       135,346       139,054        155,067       137,104
      Tax-exempt interest income                     9,798         9,761         9,756        10,169         10,161        10,325
                                                  --------      --------      --------      --------      ---------      --------
      Total Interest on Securities                 131,560       138,534       145,102       149,223        165,228       147,429
    Interest on mortgage loans held for sale        20,636        17,548        22,506        20,312         10,313         9,329
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                        938           937         1,046         1,335          1,129         1,370
    Interest on time deposits in other banks           514           573           372           282            193           184
    Interest on trading account assets                 315           352           476           339            409           407
                                                  --------      --------      --------      --------      ---------      --------
      Total Interest Income                        666,441       698,136       731,986       758,123        780,229       792,587

Interest Expense:
    Interest on deposits                           257,455       255,257       258,847       285,240        319,177       342,894
    Interest on short-term borrowings               57,599        72,928       105,719        93,272         77,956        64,422
    Interest on long-term borrowings                 8,790         7,685         6,972        19,067         28,980        36,580
                                                  --------      --------      --------      --------      ---------      --------
      Total Interest Expense                       323,844       335,870       371,538       397,579        426,113       443,896
                                                  --------      --------      --------      --------      ---------      --------
      Net Interest Income                          342,597       362,266       360,448       360,544        354,116       348,691

Provision for loan losses                           20,738        23,944        30,707        38,269         29,177        27,804
                                                  --------      --------      --------      --------      ---------      --------
      Net Interest Income After Provision
         for Loan Losses                           321,859       338,322       329,741       322,275        324,939       320,887

Non-Interest Income:
    Trust department income                         12,751        12,610        14,530        13,543         14,051        14,059
    Service charges on deposit accounts             44,812        46,845        50,453        52,874         53,408        57,542
    Mortgage servicing and origination fees         33,084        26,453        22,675        20,906         21,956        21,539
    Securities gains (losses)                           16            22             3           119        (40,018)           67
    Other                                           52,452        35,861        45,611        51,521        117,395        44,443
                                                  --------      --------      --------      --------      ---------      --------
      Total Non-Interest Income                    143,115       121,791       133,272       138,963        166,792       137,650

Non-Interest Expense:
    Salaries and employee benefits                 136,649       138,723       140,577       135,620        147,253       146,244
    Net occupancy expense                           14,656        14,334        16,422        16,223         15,858        16,811
    Furniture and equipment expense                 16,530        16,322        18,370        20,791         16,997        17,320
    Other                                           94,740        90,845        89,851       103,659         91,027        92,412
                                                  --------      --------      --------      --------      ---------      --------
      Total Non-Interest Expense                   262,575       260,224       265,220       276,293        271,135       272,787
                                                  --------      --------      --------      --------      ---------      --------
      Income Before Income Taxes                   202,399       199,889       197,793       184,945        220,596       185,750
Applicable income taxes                             73,019        63,900        66,835        55,886         74,591        60,457
                                                  --------      --------      --------      --------      ---------      --------
      Net Income                                  $129,380      $135,989      $130,958      $129,059      $ 146,005      $125,293
                                                  ========      ========      ========      ========      =========      ========
      Operating Income                            $129,380      $135,989      $130,958      $129,059      $ 128,203(a)   $125,293
                                                  ========      ========      ========      ========      =========      ========

                                                     9/30/00       12/31/00       3/31/01
                                                     --------      ---------      --------

Interest Income:
    Interest and fees on loans                       $667,305      $ 684,013      $661,571
    Interest on securities:
      Taxable interest income                         136,452        133,351       127,082
      Tax-exempt interest income                       10,680         10,560        10,278
                                                     --------      ---------      --------
      Total Interest on Securities                    147,132        143,911       137,360
    Interest on mortgage loans held for sale            8,176          6,693         6,856
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                         1,672          1,366           522
    Interest on time deposits in other banks              221            498           770
    Interest on trading account assets                    188            252           189
                                                     --------      ---------      --------
      Total Interest Income                           824,694        836,733       807,268

Interest Expense:
    Interest on deposits                              358,033        352,156       338,107
    Interest on short-term borrowings                  65,623         68,242        48,808
    Interest on long-term borrowings                   58,919         72,464        73,219
                                                     --------      ---------      --------
      Total Interest Expense                          482,575        492,862       460,134
                                                     --------      ---------      --------
      Net Interest Income                             342,119        343,871       347,134

Provision for loan losses                              32,746         37,372        28,500
                                                     --------      ---------      --------
      Net Interest Income After Provision
         for Loan Losses                              309,373        306,499       318,634

Non-Interest Income:
    Trust department income                            14,597         14,968        14,986
    Service charges on deposit accounts                59,465         61,255        63,273
    Mortgage servicing and origination fees            20,016         19,221        21,200
    Securities gains (losses)                              28             (5)          474
    Other                                              52,641         54,582        48,837
                                                     --------      ---------      --------
      Total Non-Interest Income                       146,747        150,021       148,770

Non-Interest Expense:
    Salaries and employee benefits                    144,868        150,492       159,391
    Net occupancy expense                              18,583         19,423        18,508
    Furniture and equipment expense                    18,880         21,016        17,727
    Other                                              91,008        112,990        99,095
                                                     --------      ---------      --------
      Total Non-Interest Expense                      273,339        303,921       294,721
                                                     --------      ---------      --------
      Income Before Income Taxes                      182,781        152,599       172,683
Applicable income taxes                                54,922         24,233        49,931
                                                     --------      ---------      --------
      Net Income                                     $127,859      $ 128,366      $122,752
                                                     ========      =========      ========
      Operating Income                               $127,859      $ 128,366      $122,752
                                                     ========      =========      ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                            3/31/99   6/30/99   9/30/99   12/31/99  3/31/00   6/30/00   9/30/00   12/31/00  3/31/01
                                            --------  --------  --------  --------  --------  --------  --------  --------  --------
Average shares outstanding--during quarter   222,408   223,995   221,696   218,414   221,299   220,264   220,424   221,062   214,872
Average shares outstanding--during
    quarter, diluted                         225,467   226,887   223,715   219,862   222,549   221,426   221,615   222,366   216,648
Actual shares outstanding--end of quarter    223,910   224,018   219,289   220,636   220,422   219,095   221,612   219,769   228,520
Operating income per share                  $   0.58  $   0.61  $   0.59  $   0.59  $   0.58  $   0.57  $   0.58  $   0.58  $   0.57
Operating income per share, diluted         $   0.57  $   0.60  $   0.59  $   0.59  $   0.58  $   0.57  $   0.58  $   0.58  $   0.57
Net income per share                        $   0.58  $   0.61  $   0.59  $   0.59  $   0.66  $   0.57  $   0.58  $   0.58  $   0.57
Net income per share, diluted               $   0.57  $   0.60  $   0.59  $   0.59  $   0.66  $   0.57  $   0.58  $   0.58  $   0.57
Dividends per share                         $   0.25  $   0.25  $   0.25  $   0.25  $   0.27  $   0.27  $   0.27  $   0.27  $   0.28

Taxable equivalent net interest income      $348,084  $367,831  $366,236  $366,479  $359,914  $354,571  $347,956  $359,154  $368,365

(a) Operating income excludes gain on sale of credit card portfolio ($67.2 million pre-tax or $44.0 million after tax) and loss on sale of securities ($40.0 million pre-tax or $26.2 million after tax).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Dollar Amounts in Thousands)

                                                      Three Months Ended
                                                           March 31
                                                    ----------------------
                                                       2001        2000
                                                    ----------  ----------
Interest Income:
    Interest and fees on loans                      $  661,571  $  602,957
    Interest on securities:
      Taxable interest income                          127,082     155,067
      Tax-exempt interest income                        10,278      10,161
                                                    ----------  ----------
      Total Interest on Securities                     137,360     165,228
    Interest on mortgage loans held for sale             6,856      10,313
    Income on federal funds sold and
      securities purchased under agreement
      to resell                                            522       1,129
    Interest on time deposits in other banks               770         193
    Interest on trading account assets                     189         409
                                                    ----------  ----------
      Total Interest Income                            807,268     780,229

Interest Expense:
    Interest on deposits                               338,107     319,177
    Interest on short-term borrowings                   48,808      77,956
    Interest on long-term borrowings                    73,219      28,980
                                                    ----------  ----------
      Total Interest Expense                           460,134     426,113
                                                    ----------  ----------
      Net Interest Income                              347,134     354,116

Provision for loan losses                               28,500      29,177
                                                    ----------  ----------
      Net Interest Income After Provision
         for Loan Losses                               318,634     324,939

Non-Interest Income:
    Trust department income                             14,986      14,051
    Service charges on deposit accounts                 63,273      53,408
    Mortgage servicing and origination fees             21,200      21,956
    Securities gains (losses)                              474     (40,018)
    Other                                               48,837     117,395
                                                    ----------  ----------
      Total Non-Interest Income                        148,770     166,792

Non-Interest Expense:
    Salaries and employee benefits                     159,391     147,253
    Net occupancy expense                               18,508      15,858
    Furniture and equipment expense                     17,727      16,997
    Other                                               99,095      91,027
                                                    ----------  ----------
      Total Non-Interest Expense                       294,721     271,135
                                                    ----------  ----------
      Income Before Income Taxes                       172,683     220,596
Applicable income taxes                                 49,931      74,591
                                                    ----------  ----------
      Net Income                                    $  122,752  $  146,005
                                                    ==========  ==========
      Operating Income                              $  122,752  $  128,203(a)
                                                    ==========  ==========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollar Amounts in Thousands)

                                                          Three Months Ended
                                                               March 31
                                                         --------------------
                                                           2001       2000
                                                         ---------  ---------

Average shares outstanding--year-to-date                   214,872    221,299
Average shares outstanding--year-to-date, diluted          216,648    222,549
Actual shares outstanding--end of quarter                  228,520    220,422
Operating income per share                               $    0.57  $    0.58
Operating income per share, diluted                      $    0.57  $    0.58
Net income per share                                     $    0.57  $    0.66
Net income per share, diluted                            $    0.57  $    0.66
Dividends per share                                      $    0.28  $    0.27

Taxable equivalent net interest income                   $ 368,365  $ 359,914

(a) Operating income excludes gain on sale of credit card portfolio ($67.2 million pre-tax or $44.0 million after tax) and loss on sale of securities ($40.0 million pre-tax or $26.2 million after tax).

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)



                                  Quarter Ended            Quarter Ended             Quarter Ended           Quarter Ended
                                        9/30/99                 12/31/99                   3/31/00                 6/30/00
                                  -----------------------  ------------------------  ----------------------- -----------------------
                                        Average   Yield/         Average    Yield/         Average   Yield/        Average   Yield/
                                        Balance     Rate         Balance      Rate         Balance     Rate        Balance     Rate
                                  --------------  -------  -------------- ---------  --------------  ------- -------------- --------
ASSETS
Earning assets:
 Taxable securities                  $8,451,738    6.34%      $8,663,789     6.36%      $9,551,271    6.52%     $8,408,489    6.55%
 Non-taxable securities                 739,665    7.87%         756,355     7.88%         782,857    7.76%        792,115    7.71%
 Federal funds sold                      79,125    5.24%         101,902     5.20%          79,591    5.71%         87,145    6.32%
 Loans, net of unearned income       27,020,688    8.27%      28,079,812     8.31%      28,669,394    8.47%     29,714,554    8.60%
 Int. bear. deposits in oth. bnks        43,293    3.41%          25,640     4.36%          12,376    6.27%         10,818    6.84%
 Mortgages held for sale              1,260,046    7.09%       1,078,896     7.47%         508,777    8.15%        411,105    9.13%
 Trading account assets                  22,370    9.47%          19,839     7.50%          31,354    5.65%         21,434    8.06%
                                    -----------              -----------               -----------             -----------
  Total earning assets               37,616,925    7.78%      38,726,233     7.83%      39,635,620    7.98%     39,445,660    8.14%
Allowance for loan losses              (323,925)                (331,666)                 (345,530)               (357,364)
Cash and due from banks               1,211,370                1,217,784                 1,239,194               1,084,622
Other non-earning assets              2,004,159                1,931,737                 2,059,622               2,053,414
                                    -----------              -----------               -----------             -----------
                                    $40,508,529              $41,544,088               $42,588,906             $42,226,332
                                    ===========              ===========               ===========             ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
 Savings accounts                    $1,470,113    1.57%      $1,410,750     1.53%      $1,389,361    1.53%     $1,362,045    1.51%
 Interest bearing transaction
    accounts                            434,837    4.00%         350,535     4.89%         415,351    4.22%        416,655    4.07%
 Money market accounts                9,079,236    3.34%       9,187,763     3.47%      10,052,953    3.84%     10,341,395    4.20%
 Certificates of deposit of
    $100,000 or more                  4,198,193    5.32%       4,591,010     5.47%       4,907,081    5.74%      4,654,185    6.00%
 Other interest-bearing accounts      8,909,144    5.17%       9,882,913     5.30%      10,610,269    5.44%     10,961,131    5.73%
 Federal funds purchased              4,490,354    5.24%       4,527,000     5.52%       4,355,968    5.83%      2,935,116    6.25%
 Commercial paper                        57,343    6.52%          58,061     5.86%          56,140    6.31%         35,432    6.29%
 Other short-term borrowings          3,434,210    5.25%       2,315,210     5.04%         944,198    5.89%      1,161,176    6.33%
 Long-term borrowings                   385,291    7.18%       1,302,209     5.81%       1,925,296    6.05%      2,344,772    6.27%
                                    -----------              -----------               -----------             -----------
   Total int-bearing liabilities     32,458,721    4.54%      33,625,451     4.69%      34,656,617    4.95%     34,211,907    5.22%
Non-interest bearing deposits         4,596,807                4,582,329                 4,532,369               4,544,703
Other liabilities                       375,602                  332,596                   293,243                 322,007
Stockholders' equity                  3,077,399                3,003,712                 3,106,677               3,147,715
                                    -----------              -----------               -----------             -----------
                                    $40,508,529              $41,544,088               $42,588,906             $42,226,332
                                    ===========              ===========               ===========             ===========
Net yield on interest earning assets               3.86%                     3.75%                    3.65%                   3.62%




                                        Quarter Ended                Quarter Ended               Quarter Ended
                                              9/30/00                     12/31/00                     3/31/01
                                      ---------------------------  --------------------------  --------------------------
                                              Average     Yield/           Average    Yield/           Average    Yield/
                                              Balance       Rate           Balance      Rate           Balance      Rate
                                     ----------------  ---------  ---------------- ---------  ----------------  --------
ASSETS
Earning assets:
 Taxable securities                        $8,405,165      6.45%        $8,246,431     6.52%        $7,951,812     6.59%
 Non-taxable securities                       820,542      7.59%           809,505     7.51%           800,267     7.67%
 Federal funds sold                           102,581      6.48%            84,019     6.47%            36,995     5.72%
 Loans, net of unearned income             30,799,374      8.63%        31,319,500     8.80%        31,274,169     8.76%
 Int. bear. deposits in oth. bnks              12,845      6.84%            31,410     6.31%            82,118     3.80%
 Mortgages held for sale                      330,682      9.84%           258,762    10.29%           316,661     8.78%
 Trading account assets                        11,961      7.11%            14,503     8.69%            15,598     5.63%
                                           -----------                  -----------                 -----------
  Total earning assets                     40,483,150      8.16%        40,764,130     8.31%        40,477,620     8.30%
Allowance for loan losses                    (363,586)                    (374,738)                   (381,552)
Cash and due from banks                     1,046,548                    1,010,589                     993,091
Other non-earning assets                    2,055,988                    2,109,558                   2,273,684
                                          -----------                  -----------                 -----------
                                          $43,222,100                  $43,509,539                 $43,362,843
                                          ===========                  ===========                 ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
 Savings accounts                          $1,305,032      1.50%        $1,262,885     1.49%        $1,230,782     1.45%
 Interest bearing transaction
    accounts                                  393,976      4.48%           395,865     3.41%           430,375     3.24%
 Money market accounts                     10,014,333      4.33%        10,235,426     4.43%        11,483,296     4.16%
 Certificates of deposit of
    $100,000 or more                        4,212,396      6.22%         4,090,534     6.45%         4,257,824     6.33%
 Other interest-bearing accounts           11,522,007      6.00%        10,579,493     6.16%         9,531,435     6.21%
 Federal funds purchased                    2,231,550      6.64%         2,769,611     6.60%         2,153,236     5.76%
 Commercial paper                              36,815      6.30%            45,376     6.36%            28,232     6.52%
 Other short-term borrowings                1,728,085      6.40%         1,342,578     6.38%         1,108,518     6.49%
 Long-term borrowings                       3,583,967      6.54%         4,403,511     6.55%         4,540,679     6.54%
                                          -----------                  -----------                 -----------
   Total int-bearing liabilities           35,028,161      5.48%        35,125,279     5.58%        34,764,377     5.37%
Non-interest bearing deposits               4,579,901                    4,590,119                   4,422,644
Other liabilities                             344,654                      383,205                     817,322
Stockholders' equity                        3,269,384                    3,410,936                   3,358,500
                                          -----------                  -----------                 -----------
                                          $43,222,100                  $43,509,539                 $43,362,843
                                          ===========                  ===========                 ===========
Net yield on interest earning assets                       3.42%                       3.51%                       3.69%


REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY ALLOWANCE FOR LOAN LOSSES AND NON-PERFORMING ASSETS
(Dollar Amounts in Thousands)

                                          9/30/99     12/31/99     3/31/00     6/30/00     9/30/00    12/31/00     3/31/01
                                          --------    --------    --------    --------    --------    --------    --------

Balance at beginning of period            $326,982    $330,679    $338,375    $352,998    $363,475    $373,699    $376,508

Net loans charged off (recovered):
  Commercial                                 2,805       9,184       2,345       3,308       7,480      22,845      14,390
  Real estate                                8,379       5,122         559       3,483       4,881       2,000         804
  Installment                               15,826      19,226      13,509      10,536      13,444       9,718       8,244
                                          --------    --------    --------    --------    --------    --------    --------
      Total                                 27,010      33,532      16,413      17,327      25,805      34,563      23,438

Allowance of acquired banks                      0       2,959       1,859           0       3,283           0           0
Provision charged to expense                30,707      38,269      29,177      27,804      32,746      37,372      28,500
                                          --------    --------    --------    --------    --------    --------    --------
Balance at end of period                  $330,679    $338,375    $352,998    $363,475    $373,699    $376,508    $381,570
                                          ========    ========    ========    ========    ========    ========    ========
Non-performing Assets:
Loans on a non-accruing basis             $161,837    $169,904    $189,260    $184,934    $200,419    $197,974    $227,552
Renegotiated loans                          10,219       8,390      12,969      12,616      13,403      12,372      11,024
Foreclosed property ("Other
   real estate")                            13,371      12,662      13,474      16,837      23,270      28,442      29,012
                                          --------    --------    --------    --------    --------    --------    --------
   Total NPA excluding past due
    loans                                 $185,427    $190,956    $215,703    $214,387    $237,092    $238,788    $267,588
                                          --------    --------    --------    --------    --------    --------    --------
Loans past due 90 days or more            $ 77,918    $ 71,952    $ 64,117    $ 67,388    $ 36,543    $ 35,903    $ 40,923
   Total NPA including past due           --------    --------    --------    --------    --------    --------    --------
    loans                                 $263,345    $262,908    $279,820    $281,775    $273,635    $274,691    $308,511
                                          ========    ========    ========    ========    ========    ========    ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
(Dollar Amounts in Thousands, Yields on Taxable Equivalent Basis)

                                                                       Three Months Ended
                                                                              March 31
                                                         ----------------------------------------------
                                                               2001                    2000
                                                         ---------------------  -----------------------
                                                            Average    Yield/       Average     Yield/
                                                            Balance      Rate       Balance       Rate
                                                         ----------- ---------  ------------  ---------
ASSETS

Earning assets:
   Taxable securities                                    $ 7,951,812      6.59%   $ 9,551,271     6.52%
   Non-taxable securities                                    800,267      7.67%       782,857     7.76%
   Federal funds sold                                         36,995      5.72%        79,591     5.71%
   Loans, net of unearned income                          31,274,169      8.76%    28,669,394     8.47%
   Int. bear. deposits in oth. bnks                           82,118      3.80%        12,376     6.27%
   Mortgages held for sale                                   316,661      8.78%       508,777     8.15%
   Trading account assets                                     15,598      5.63%        31,354     5.66%
                                                         -----------              -----------
    Total earning assets                                  40,477,620      8.30%    39,635,620     7.98%
Allowance for loan losses                                   (381,552)                (345,530)
Cash and due from banks                                      993,091                1,239,194
Other non-earning assets                                   2,273,684                2,059,622
                                                         -----------              -----------

                                                         $43,362,843              $42,588,906
                                                         ===========              ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Interest-bearing liabilities:
   Savings accounts                                      $ 1,230,782      1.45%   $ 1,389,361     1.53%
   Interest bearing transaction
    accounts                                                 430,375      3.24%       415,351     4.22%
   Money market accounts                                  11,483,296      4.16%    10,052,953     3.84%
   Certificates of deposit of
    $100,000 or more                                       4,257,824      6.33%     4,907,081     5.74%
   Other int-bearing accounts                              9,531,435      6.21%    10,610,269     5.44%
   Federal funds purchased                                 2,153,236      5.76%     4,355,968     5.83%
   Commercial paper                                           28,232      6.52%        56,140     6.31%
   Other short-term borrowings                             1,108,518      6.49%       944,198     5.89%
   Long-term borrowings                                    4,540,679      6.54%     1,925,296     6.05%
                                                         -----------              -----------
    Total int-bearing liabilities                         34,764,377      5.37%    34,656,617     4.95%
Non-interest bearing deposits                              4,422,644                4,532,369
Other liabilities                                            817,322                  293,243
Stockholders' equity                                       3,358,500                3,106,677
                                                         -----------              -----------
                                                         $43,362,843              $42,588,906
                                                         ===========              ===========

Net yield on int. earning assets                                          3.69%                   3.65%

                                                                                      Three Months Ended
                                                                                            March 31
                                                                            -------------------------------------
Allowance For Loan Losses:                                                    2001                         2000
                                                                            --------                     --------
Balance at beginning of year                                                $376,508                     $338,375

Net loans charged off:
  Commercial                                                                  14,390                        2,345
  Real estate                                                                    804                          559
  Installment                                                                  8,244                       13,509
                                                                            --------                     --------
      Total                                                                   23,438                       16,413
Allowance of acquired banks                                                        0                        1,859
Provision charged to expense                                                  28,500                       29,177
                                                                            --------                     --------
Balance at end of period                                                    $381,570                     $352,998
                                                                            ========                     ========

REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED RATIOS

                                                        -----------------------------------------------------------------------
                                                           6/30/9        9/30/99       12/31/99      3/31/00         6/30/00
                                                        -----------------------------------------------------------------------
Return on average assets*                                    1.40%         1.28%         1.23%         1.21%         1.19%

Return on average equity*                                   17.39%        16.88%        17.05%        16.60%        16.01%

Stockholders' equity per share                             $13.98        $13.77        $13.89        $14.25        $14.55

Stockholders' equity to total assets                         7.87%         7.32%         7.18%         7.58%         7.43%

Allowance for loan losses as a percentage of loans,
     net of unearned income                                  1.23%         1.20%         1.20%         1.21%         1.20%

Loans, net of unearned income, to total deposits            93.41%        92.31%        93.85%        91.01%        93.49%

Net charge-offs as a percentage of average loans**           0.42%         0.40%         0.47%         0.23%         0.23%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                       0.67%         0.67%         0.68%         0.74%         0.71%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                       1.05%         0.96%         0.93%         0.96%         0.93%


                                                        ----------------------------------------------
                                                                 9/30/99        12/31/99      3/31/00
                                                        ----------------------------------------------

Return on average assets*                                          1.18%         1.17%         1.15%

Return on average equity*                                         15.56%        14.97%        14.82%

Stockholders' equity per share                                   $15.16        $15.73        $16.64

Stockholders' equity to total assets                               7.70%         7.92%         8.24%

Allowance for loan losses as a percentage of loans,
     net of unearned income                                        1.20%         1.20%         1.23%

Loans, net of unearned income, to total deposits                  97.56%        97.98%        99.81%

Net charge-offs as a percentage of average loans**                 0.33%         0.44%         0.30%

Total non-performing assets (excluding loans 90 days
     past due) as a percentage of loans and
     other real estate                                             0.76%         0.76%         0.86%

Total non-performing assets (including loans 90 days
     past due) as a percentage of loans and
     other real estate                                             0.88%         0.87%         0.99%


*Annualized based on operating income.
**Annualized